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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):  March 5, 2001

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                               b2bstores.com Inc.

                                  ----------
               (Exact Name of Registrant as Specified in Charter)

                   Delaware                1-14798         11-3500746
         ----------------------------   -------------    -------------
         (State or Other Jurisdiction    (Commission     (IRS Employer
             of Incorporation)           File Number)  Identification No.)

               249 East Ocean Boulevard, Suite 620
                  Long Beach, California                     90802
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          (Address of Principal Executive Offices)         (Zip Code)


              Registrant's telephone number, including area code
                                (562) 491-7180

                                  ----------
                                      N/A

                                      ---

         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.    OTHER EVENTS.

          On March 5, 2001 at 10:00 a.m. EST, b2bstores.com, Inc. (the "Company") held a special stockholder's meeting for the purpose of considering and voting upon proposals to (a) merge IVAX Diagnostics, Inc., a leading developer, manufacturer and marketer of diagnostic products and a wholly-owned subsidiary of IVAX Corporation, with and into the Company and (b) amend the Company's certificate of incorporation to (i) increase its authorized common stock from 25.0 million shares to 50.0 million shares (ii) and change its name to "IVAX Diagnostics, Inc." The meeting was called to order and then immediately adjourned until March 14, 2001 at 10 a.m. EST at 4400 Biscayne Blvd, Miami, Florida.

     The special meeting was ajourned following the announcement by the Company that, on Friday, March 2, 2001, after the close of business, it received notice that ZERO.NET, Inc., a stockholder of the Company, filed a lawsuit in the District Court of the Western District of Texas against the Company and two of its directors. The lawsuit alleges that the Company violated certain aspects of
Section 14(a) of the Securities Exchange Act of 1934 and that certain directors breached their fiduciary duties in connection with the proposed merger. The directors and officers of b2bstore.com deny the allegations and intend to vigorously defend such claims.

     On March 5, 2001, the Company issued a press release announcing the adjournment of the special shareholders meeting, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by this reference.


ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS  AND EXHIBITS.

     (c)  Exhibits.

          99.1  Press Release of b2bstores.com, Inc. issued March 5, 2001.
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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                B2BSTORES.COM, INC.


Date:  March 5,  2001                      By:  /s/ Richard Kandel
                                                Name:  Richard Kandel
                                                Title:  Chairman of the Board
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                               INDEX TO EXHIBITS
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99.1  Press Release of b2bstores.com, Inc. issued March 5, 2001.